WINHA Partnership Agreement for Local Specialty Product Retail Stores

Party A: Zhongshan WINHA Electronic Commerce Company Limited

Address: Suite 918, Yihe Centre, No.5 Xingzhong Ave., Shiqi District, Zhongshan, People’s Republic of China 528400

Tel: +86-760-88963655                              Fax: +86-760-89888022

Party B:  ____________________

Resident Identity Card No.: ______________      Mobile:  _______________

Tel: ______________________        Fax:  ______________________

The retailing of “WINHA local specialty products” through a multi-channel shopping platform is the business managed by Party A. Prior to signing this agreement, Party A and B confirm that they had comprehensive, detailed discussions regarding WINHA’s operations, including the marketing and partnership requirements. Party B acknowledges and accepts the potential risks and benefits associated with entering into this agreement with Party A. After significant review and analysis, the parties developed and are entering into the following mutually beneficial agreement, as follows:

1.	Content of Partnership

1.1	WINHA’s local specialty products retail stores, along with its online and mobile application stores, collectively, comprise the WINHA local specialty products shopping platform, which is the business managed by Party A.

1.2	Party A authorizes Party B to open a WINHA local specialty products retail store in ____________(city), (province), and sell the products supplied by Party A for a fixed period of mutually agreed upon time, as set forth in Section 1.3.

1.3	This agreement shall remain in full force and effect for ______ years, starting (Month/Date/Year) and ending (Month/Date/Year).

2	Conditions and Requirements of Partnership

2.1	Party B must be either a legal business entity or a PRC citizen, and provide the following documents to Party A before signing this agreement.

Business Entity:  Business License (copy)     Tax Registration Certificate (copy)

Individual:  Resident Identity Card (copy)

2.2	Upon signing this agreement, Party B must pay no less than_______RMB in terms of order payment.

2.3	For the duration of the partnership period, Party B must pay Party A 3,000 RMB per year as an annual website management fee. Party B is exempt from a first year management fee, but such fee is due on (Month/Day) each year in all subsequent years.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

2.4	Party B shall remit an operating fee to the bank account designated by Party A within five (5) business days after signing this agreement.

3	Duties of Party A

3.1	This business operation is owned by Party A, and is entirely planned, operated, and managed by Party A.

3.2	Party A shall support and assist Party B in selecting store location, decoration, display, and marketing. Party A shall assign experienced company staff to provide Party B with necessary training, guidance, and supervision.

4	Rights of Party B

4.1	Party B is authorized by Party A to set up its stores and sell products under the name of “WINHA local specialty product retail store.”

4.2	Party B is permitted by Party A to access the order managing system on the WINHA e-commerce shopping platform.

4.3	Party B is permitted to use WINHA’s trademark, brand image, management technology and business model within the geographic region provided by this agreement. Party A retains sole and unilateral discretion to determine matters related to brand ownership, management, and related intellectual property rights, business secrets, and all other business activities.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

5	Supply and Sales

5.1	When ordering WINHA-supplied specialty products from other regions from Party A, Party B shall submit an order list in writing to Party A. Party A shall ship corresponding products in five (5) business days after receiving the request. If it is delayed, Party A shall inform Party B within eight (8) hours after receiving the list and negotiate an appropriate shipping time.

6	Operation and Management of Retail Stores

6.1	Party B promises to obtain all relevant and required legal, commercial, and tax qualifications necessary under applicable rules, laws, and regulations prior to opening a “WINHA local specialty product retail store.” The retail store operating area shall be no less than 50 square meters.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

6.2	The location of the retail store will comply with recommendations from Party A. Party B shall bear full responsibility for the retail store rental expense and related corresponding fees.

6.3	Party A will provide Party B with a uniform interior and exterior design for the store. Party B shall take into consideration and implement the decor, and bear the corresponding fees and expenses.

6.4	Party B shall display products according to the recommendations and guidance of Party A.

6.5	Upon signing this agreement, Party B shall provide required documents to Party A, and complete the store opening process (including location selection, decoration, and purchasing inventory to set up the store) in 3 months. If Party B fails to provide relevant documents or to complete the store opening process, Party A shall have the right to terminate the partnership with Party B of its “WINHA local specialty product retail store.”

6.6	Party B shall sell products in its store at the price designated by Party A. The price should also comply with the corresponding product price listed on the WINHA platform. Party B shall not change the price unless authorized by Party A. If Party B violates this rule, Party A shall have the right to impose severe penalties on Party B.

6.7	When selling WINHA’s products, Party B is obligated to provide customers with detailed product and price information, and to deal with trade disputes, including customer complaints, in a timely manner.

6.8	Party B shall operate and manage the franchise store pursuant to guidance from the “WINHA Local Specialty Products Retail Store Operating Manual.” In the event of extenuating circumstances, and specific adjustment of business practices are needed, Party B shall first obtain written permission from Party A.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

7	Privacy Policy

7.1	Both parties have the responsibility to keep all clients’ information that is obtained by this agreement confidential.

7.2	Both parties agree that any Party (information receiver) will keep operating technology or any information of related Party (information provider) confidential. Any Party shall not disclose any content of confidential information to any third parties outside of this agreement at any time, unless it has obtained written consent from the information provider. Information receiver shall not copy the confidential information, unless it has written consent from information provider or it is a reasonable requirement to implement the obligations of the agreement.

7.3	The duration of maintaining confidentiality lasts for the period of this agreement plus five (5) years after the agreement expires. If any information becomes generally known to the public, the confidential obligation as pertains to that information is terminated.

7.4	If any Party violates any clause herein, the breaching party shall pay the non-breaching Party 50,000 RMB for liquidated damages and any economic losses (including but not limited to attorneys’ fees, investigation charges, and travel expenses). Upon such event, the non-breaching Party may also terminate this agreement immediately.

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

8	Liability for Breach of Agreement

8.1	If any Party cannot fulfill its obligations under this agreement, it will be considered in breach of this agreement. The breaching Party shall be liable for breach of this agreement, and compensate the other Party for any corresponding economic losses. If obligations under this agreement cannot be fulfilled due to uncontrollable reasons, neither Party bears such responsibility for failure to fulfill the agreement’s terms. Both parties instead shall endeavor to resolve any issue through good faith negotiation.

8.2	If any Party breaches the agreement and causes a negative impact or economic loss on the non-breaching Party, the other Party may commence legal action against the breaching Party, requesting injunctive relief and economic compensation, which includes but is not limited to attorneys’ fees, investigation charges, and travel expenses.

9	Change and Termination

9.1	Any Party under this agreement who would like to modify the content of this agreement shall provide the other Party with a fifteen-day notice in writing. Any verbal agreement has no binding effect.

9.2	Any Party shall not terminate the agreement without reasonable grounds. Otherwise, the Party will take full responsibility for any loss and will compensate the other Party for related damages. The specific compensation amount shall be negotiated and confirmed by both parties.

9.3	Any related matters which are not covered by this agreement shall be negotiated in good faith by both parties and be included in the form of a written addendum. The addendum shall be considered inseparable from this agreement and shall enjoy the same legal force as the underlying agreement.

9.4	If obligations under this agreement cannot be fulfilled due to uncontrollable reasons, neither Party bears responsibility for such failure. This agreement is subject to the relevant national, provincial, and municipal ordinances, laws, and regulations.

10	Miscellaneous

10.1	This agreement must be executed in two original copies, and each Party shall receive one original copy. The agreement takes effect immediately upon the execution of both parties. The term of this agreement is _________ years, commencing from when the agreement takes effect.

Any conflicts or disputes related to this agreement and raised by either Party shall be resolved through good faith negotiations. If it cannot be resolved by such negotiations, either Party may only commence legal action in a court where Party A resides.

10.3	Other items:

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com

Party A: Zhongshan WINHA Electronic Commerce Company Limited                        Party B:

Representative:

Tel:

Fax:

Date:

WINHA E-commerce Limited, Zhongshan City

918 Yihe Centre, No.5 Xingzhong Ave, Shiqi District, Zhongshan City, Guangdong

Tel: (0760) 88963655	Fax: (0760) 89888022	Website: www.WINHA.com